EXHIBIT 10.24

ENVIRONMENTAL INDEMNITY AGREEMENT

This ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”) is made as of June 30, 2006, by SCOTSDALE MI LLC (“Scotsdale”), CARRIAGE PARK MI LLC (“Carriage Park”), MACOMB MANOR MI LLC (“Macomb Manor”), and CARRIAGE HILL MI LLC (“Carriage Hill”), each a Delaware limited liability company, having its principal place of business c/o Lightstone Holdings LLC, 326 Third Street, Lakewood, New Jersey 08701 (hereinafter collectively referred to as the “Borrower”; references herein to the Borrower unless otherwise specifically stated, shall also mean and refer to each and every one of Scotsdale, Carriage Park, Cherry Hill, Macomb Manor and Carriage Hill, jointly and severally), LIGHTSTONE HOLDINGS LLC, a Delaware limited liability company, having an office at 326 Third Street, Lakewood, New Jersey 08701 (“Principal”; Borrower and Principal, collectively, are referred to herein as “Indemnitor”), in favor of CITIGROUP GLOBAL MARKETS REALTY CORP., a New York corporation, having an office at 388 Greenwich Street, 19th Floor, New York, New York 10013 (Citigroup Global Markets Realty Corp., in such capacity, together with its successors and assigns, “Lender”).

Preliminary Statement

WHEREAS, Lender is prepared to make a loan (the “Loan”) to Borrower in the principal amount of $52,000,000.00 pursuant to a Loan and Security Agreement executed by Borrower and Lender of even date herewith (the “Loan Agreement”) to be evidenced by that certain Promissory Note, dated of the date herein, made by Borrower to Lender (the “Note”), and secured by, among other things, those certain Mortgages dated the same date as the Note from Borrower to Lender (collectively, the “Instrument”); and

WHEREAS, Borrower owns or has rights in all of the real properties and improvements to be encumbered by each Instrument (individually, each a “Property” and collectively, the “Properties”); and

WHEREAS, as a condition to making the Loan to Borrower, Lender requires Indemnitor to provide certain indemnities concerning Hazardous Materials (as hereinafter defined) and Asbestos (as hereinafter defined); and

WHEREAS, Borrower and Principal will derive substantial benefits from Lender’s making the Loan to Borrower; and

WHEREAS, to induce Lender to consummate the above described transaction, Indemnitor has agreed to enter into this Agreement;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Indemnitor hereby represents, warrants and covenants to Lender as follows:

1.            (a) Indemnitor represents and warrants that there are no claims, liabilities, investigations, litigation, or administrative proceedings pending or, to the knowledge of Indemnitor, threatened, or judgments or orders relating to any Hazardous Materials or Asbestos (collectively, “Environmental Claims”) asserted or, to Indemnitor’s knowledge, threatened in writing against Borrower or relating to any of the Properties. Neither Borrower nor, to the knowledge of Indemnitor after due inquiry, any other person or entity has caused or permitted any Hazardous Materials or Asbestos to be used, generated, reclaimed, transported, released, treated, stored or disposed of in a manner which could form the basis for an Environmental Claim against Borrower or relating to any of the Properties.

(b) Indemnitor represents and warrants that, except as set forth in the environmental report prepared for each of the Properties by Lender prior to the date hereof and except for materials customarily used or stored in connection with the ordinary course of operation and management of properties similar to any of the Properties, which materials at any of the Properties exist only in reasonable quantities and are stored, contained, transported, used, released, and disposed of reasonably and without violation of any Hazardous Materials Law (as hereinafter defined), to the knowledge of Indemnitor after due inquiry and investigation, no Hazardous Materials or Asbestos are or were stored or otherwise located, and no underground storage tanks or surface impoundments are or were located, on any of the Properties or any other real property currently or formerly owned, leased or operated by Borrower, and no part of such real property, or to the knowledge of Indemnitor, no part of such adjacent parcels of real property, including the groundwater located therein or thereunder, is presently contaminated by Hazardous Materials or Asbestos.

(c) Indemnitor represents and warrants that to its knowledge no owner or occupant of any of the Properties, nor to its knowledge any prior owner or occupant of any of the Properties, has received any notice or advice from any governmental agency or any source whatsoever with respect to Hazardous Materials or Asbestos on, from or affecting any of the Properties.

(d) Indemnitor represents and warrants that Borrower has been and is currently in compliance in all material respects with all applicable Hazardous Materials Law, including obtaining and maintaining in effect all permits, licenses or other authorizations required by applicable Hazardous Materials Law.

2.            (a) Indemnitor covenants that Indemnitor shall cause Borrower to at all times comply with all applicable Hazardous Materials Law in all material respects and shall ensure compliance by all occupants of any of the Properties with all applicable Hazardous Materials Law in all material respects. Indemnitor shall conduct and complete all investigations, studies, sampling, testing and all remedial actions necessary to clean up and remove any Hazardous Materials and Asbestos from any of the Properties in accordance with all applicable Hazardous Materials Law. Indemnitor shall not: (i) violate any applicable Hazardous Materials Law; or (ii) generate, use, transport, handle, store, release or dispose of any Hazardous Materials or Asbestos in or into, on or onto, or from any of the Properties (except in accordance with applicable law); or (iii) permit any lien imposed pursuant to any Hazardous Materials Law to be imposed or to remain on any of the Properties.

(b) Indemnitor covenants that Indemnitor shall cause Borrower to promptly take and diligently prosecute any and all reasonably necessary remedial actions upon obtaining knowledge of the presence, storage, use, disposal, transportation, active or passive migration, release or discharge of any Hazardous Materials or Asbestos on, under or about any of the Properties in violation of any Hazardous Materials Law. In the event Indemnitor undertakes any remedial action with respect to any Hazardous Materials or Asbestos on, under or about any of the Properties, Indemnitor shall conduct and complete such remedial action in compliance with all applicable Hazardous Materials Law, and in accordance with the applicable policies, orders and directives of all federal, state and local governmental authorities.

(c) Indemnitor covenants that if Lender at any time has a reasonable basis to believe that a material violation of any Hazardous Materials Law related to any of the Properties has occurred and is continuing or that a reasonable basis for a material Environmental Claim affecting Borrower or related to any of the Properties exists, then Indemnitor agrees, promptly after written request from Lender, to provide Lender with such reports, certificates, engineering studies or other written material or data as Lender may reasonably require so as to satisfy Lender that Borrower and each of the Properties are in material compliance with all applicable Hazardous Materials Law.

3.             (a) Indemnitor covenants and agrees, at its sole cost and expense, to protect, defend, indemnify and hold Lender, its directors, officers, shareholders, employees, agents, successors, assigns and attorneys harmless from and against any and all losses (including diminution in the value of any of the Properties), liabilities, obligations, claims, damages, penalties, causes of action, fines, costs and expenses, including without limitation, litigation costs (including, without limitation, attorney’s fees, expenses, sums paid in settlement of claims and any such fees and expenses incurred in enforcing this Agreement or collecting any sums due hereunder), other than those arising solely from the willful misconduct or gross negligence of Lender (collectively, the “Indemnified Claims”), directly or indirectly imposed upon or incurred by or asserted against Lender, its directors, officers, shareholders, employees, agents, successors, assigns and attorneys, whether as mortgagee, mortgagee in possession, successor in interest to Indemnitor by foreclosure, exercise of power of sale, acceptance of a deed in lieu of foreclosure or otherwise, or in any other capacity, arising out of or in connection with (1) any violation of Hazardous Materials Law including, without limitation, reasonable attorney’s and consultant’s fees, investigation and laboratory fees, court costs, and litigation expenses; (2) any lawsuit brought or threatened in writing, settlement reached, or government order relating to such Hazardous Materials or Asbestos; (3) the use, generation, refining, manufacture, transportation, transfer, production, processing, storage, handling, or treatment of any Hazardous Materials or Asbestos, on, under, from, or affecting any of the Properties or any other property; (4) the presence, disposal, dumping, escape, seepage, leakage, spillage, discharge, emission, pumping, emptying, injecting, leaching, pouring, release, or threatened release of any Hazardous Materials or Asbestos on, under, from, or affecting any of the Properties or any other property; (5) any remedial action, or imposition of standards of conduct, including the clean-up, encapsulation, treatment, abatement, removal and/or disposal of any Hazardous Materials or Asbestos on, under, from or affecting any of the Properties or any other property to the extent required by any Hazardous Materials Law; (6) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials or Asbestos; or (7) a material misrepresentation or material inaccuracy in any representation or warranty or a material breach of or failure to perform any covenant made by Indemnitor in this Agreement, the Loan Agreement or the Instrument.

(b) Indemnitor understands and agrees that its liability to Lender shall arise upon the earlier to occur of (1) the discovery of, or the threatened or suspected presence of, any Hazardous Materials or Asbestos on, under or about any of the Properties, whether or not the Environmental Protection Agency, any other federal agency or any state or local environmental or other agency or political subdivision or any court, administrative panel or tribunal has taken or threatened any action in connection with the presence, or threatened or suspected presence, of any Hazardous Materials or Asbestos or (2) the institution of any Indemnified Claims, and not upon the realization of loss or damage. Indemnitor shall also indemnify and hold harmless Lender from and against all loss, costs, damages, or expenses (including, without limitation, attorney’s fees) arising out of the enforcement of this Agreement.

4.            The term “Hazardous Materials” as used in this Agreement shall mean all or any of the following: (i) substances, materials, compounds, wastes, products, emissions and vapors that are defined or listed in, regulated by, or otherwise classified pursuant to, any applicable Hazardous Materials Laws, including any so defined, listed, regulated or classified as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” “pollutants,” “contaminants,” or any other formulation intended to regulate, define, list or classify substances by reason of deleterious, harmful or dangerous properties; (ii) waste oil, oil, petroleum or petroleum-derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iii) any flammable substances or explosives or any radioactive materials; (iv) fungus, mold, mildew or other biological agents the presence of which may adversely affect the health of individuals or other animals or materially adversely affect the value or utility of any of the Properties; (v) electrical or hydraulic equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (vi) radon; or (vii) urea formaldehyde.

5.             The term “Asbestos” as used in this Agreement shall mean any asbestos or material containing asbestos.

6.            The term “Hazardous Materials Law” as used in this Agreement shall mean any federal, state, or local law, ordinance or regulation or any court judgment or order of any federal, state or local agency or regulatory body applicable to Indemnitor or to any of the Properties relating to industrial hygiene or to environmental or unsafe conditions including, but not limited to, those relating to the generation, manufacture, storage, handling, transportation, disposal, release, emission or discharge of Hazardous Materials and Asbestos, those in connection with the construction, fuel supply, power generation and transmission, waste disposal or any other operations or processes relating to any of the Properties, and those relating to the atmosphere, soil, surface and ground water, wetlands, stream sediments and vegetation on, under, in or about any of the Properties. “Hazardous Materials Law” also shall include, but not be limited to, the Comprehensive Environmental Response, Compensation and Liability Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act and the Occupational Safety and Health Act, and all regulations adopted in respect to the foregoing laws.

7.            This Agreement, the payment of all sums due hereunder and the performance and discharge of each and every obligation, covenant and agreement of Indemnitor contained herein, are, and shall be deemed to be, secured by the Instrument.

8.            The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Note, the Instrument, the Loan Agreement or any other document which evidences, secures or guarantees all or any portion of the Loan (the “Other Security Documents”) to or with Lender or Indemnitor or any person who succeeds Borrower as owner of any of the Properties. In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by the Note, the Loan Agreement, the Instrument or any of the Other Security Documents, (ii) any sale or transfer of all or part of any of the Properties, (iii) except as provided herein, any exculpatory provision in the Note, the Loan Agreement, the Instrument, or any of the Other Security Documents limiting Lender’s recourse to property encumbered by the Instrument or to any other security, or limiting Lender’s rights to a deficiency judgment against Borrower, (iv) the accuracy or inaccuracy of the representations and warranties made by Borrower or Indemnitor under the Note, the Loan Agreement, the Instrument or any of the Other Security Documents or herein, (v) the release of Borrower, any Indemnitor or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Other Security Documents by operation of law, Lender’s voluntary act, or otherwise, (vi) the release or substitution in whole or in part of any security for the Note, or (vii) Lender’s failure to record the Instrument or to file any UCC financing statements (or Lender’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note; and, in any such case, whether with or without notice to Indemnitor and with or without consideration.

9.             Lender may enforce the obligations of Indemnitor without first resorting to or exhausting any security or collateral or without first having recourse to the Note, the Loan Agreement, the Instrument, or any Other Security Documents or any of the Properties, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Lender from suing on the Note, foreclosing, or exercising any power of sale under the Instrument, or exercising any other rights and remedies thereunder.

10.           The obligations and liabilities of Indemnitor under this Agreement shall survive any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Instrument.

11.          Any amounts payable to Lender under this Agreement shall become immediately due and payable and, if not paid within thirty (30) days of written demand therefor, shall bear interest at a per annum rate five percent in excess of the rate applicable to indebtedness under the Note, or the maximum rate permitted by law from the earlier to occur of (i) the date payment is made or loss or damage is sustained by Lender or (ii) the date Indemnitor’s liability shall arise pursuant to Paragraph 3(b) hereof, until paid.

12.          Indemnitor hereby waives (i) any right or claim of right to cause a marshalling of Borrower’s assets or to cause Lender to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitor; (ii) and relinquishes all rights and remedies accorded by applicable law to indemnitors or guarantors, except any rights of subrogation which Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including, without limitation, any claim that such subrogation rights were abrogated by any acts of Lender; (iii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Lender; (iv) trial by jury in any action or proceeding brought by Indemnitor or Lender or in any counterclaim asserted by Lender against Indemnitor or in any matter whatsoever arising out of or in any way connected with this Agreement; (v) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (vi) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vii) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, Indemnitor hereby agrees to postpone the exercise of any rights of subrogation with respect to any collateral securing the Loan until the Loan shall have been indefeasibly paid and satisfied in full, all obligations owed to Lender under the Loan Documents have been fully performed and there has expired the maximum possible period thereafter during which any payment made by Borrower or others to Lender with respect to the Obligations and/or the Indebtedness could be deemed a preference under the Bankruptcy Code (as hereinafter defined).

13.      Principal agrees to the provisions of the Loan Documents (as defined in the Loan Agreement), and hereby waives notice of (i) any loans or advances made by Lender to Borrower, (ii) acceptance of this Agreement, (iii) any amendment or extension of the Note or of any other Loan Documents, (iv) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with any of the Properties, (v) the occurrence of any breach by Borrower or the occurrence of any Event of Default (as defined in the Loan Agreement), (vi) Lender’s transfer or disposition of any of the agreements, covenants, conditions, warranties, representations and other obligations made or undertaken by Borrower or any other person or entity for the benefit of Lender or others as set forth in the Loan Documents (the “Obligations”), or any part thereof, (vii) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Obligations, (viii) protest, proof of nonpayment or default by Borrower, (ix) the accuracy or inaccuracy of the representations and warranties made by Borrower under the Note, the Loan Agreement, the Instrument or any of the other Loan Documents or herein, (x) the release of Borrower or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the other Loan Documents by operation of law, Lender’s voluntary act, or otherwise, (xi) the release or substitution in whole or in part of any security or guaranty for the Note, (xii) Lender’s failure to record the Instrument or file any UCC financing statements (or Lender’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note, or (xiii) any other action at any time taken or omitted by Lender and, generally, all demands and notices of every kind in connection with this Agreement, the Loan Documents, or any documents or agreements evidencing, securing or relating to any of the Obligations.

14.      Principal shall have no right to assert or exercise, or attempt to assert or exercise, and hereby waives any right to assert or attempt to assert any claim for, subrogation, reimbursement, indemnification, and contribution against Borrower and against any general partner, member or other constituent of Borrower and against any other person or any collateral or security for the Obligations, until the Obligations have been indefeasibly paid and satisfied in full, all obligations owed to Lender under the Loan Documents have been fully performed, and Lender has released, transferred or disposed of all of its right, title and interest in such collateral or security, and there has expired the maximum possible period thereafter during which any payment made by Borrower or others to Lender with respect to the Obligations and/or the Indebtedness could be deemed a preference under the Bankruptcy Code (as hereinafter defined).

15.      It is the intention of the parties that no Principal shall be deemed to be a “creditor” or “creditors” (as defined in Section 101 of the United States Bankruptcy Code (the “Bankruptcy Code”)) of Borrower by reason of the existence of this Agreement, in the event that Borrower becomes a debtor in any proceeding under the Bankruptcy Code, and in connection herewith, such Principal hereby waives any such right as a “creditor” under the Bankruptcy Code. This waiver is given to induce Lender to make the Loan evidenced by the Note to Borrower.

16.           (a) Borrower shall cooperate with Lender, and provide access to Lender and any professionals engaged by Lender, upon Lender’s request, to conduct, contract for, evaluate or interpret any environmental assessments, audits, investigations, testing, sampling, analysis and similar procedures on any of the Properties.

(b) Borrower shall take (and Principal shall cause Borrower to take) any and all reasonable actions, including institution of legal action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such persons responsible for the presence of any Hazardous Materials or Asbestos at, in, on, under or near any of the Properties or otherwise obligated by law to bear the cost thereof. Lender shall be and hereby is subrogated to all of Borrower’s and/or Principal’s rights now or hereafter in such claims.

17.           Each Indemnitor represents and warrants that, with respect to such Indemnitor:

(a) Indemnitor has the full corporate, limited partnership, limited liability company, joint venture or other power and authority, as applicable, to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Indemnitor has been duly and validly authorized; and all requisite corporate, limited partnership, limited liability company or joint venture action, as applicable, has been taken by Indemnitor to make this Agreement valid and binding upon Indemnitor and enforceable in accordance with its terms;

(b) Indemnitor’s execution of, and compliance with, this Agreement is in the ordinary course of business of Indemnitor and will not result in the breach of any term or provision of the articles of organization or operating agreement, charter or bylaws, limited partnership agreement or joint venture agreement, as applicable, of Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which Indemnitor or any of the Properties are subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Indemnitor or any of the Properties are subject;

(c) There is no action, suit, proceeding or investigation pending or to the best of Indemnitor’s knowledge threatened against Indemnitor which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of Indemnitor, or in any material impairment of the right or ability of Indemnitor to carry on its business substantially as now conducted, or in any material liability on the part of Indemnitor, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Indemnitor contemplated herein, or which would be likely to impair materially the ability of Indemnitor to perform under the terms of this Agreement;

(d) This Agreement is, and the Loan Documents, including the Note, when executed and delivered, will be, the legally valid and binding obligations of each Indemnitor, as applicable, enforceable against the Indemnitor, as applicable, in accordance with their respective terms, subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors’ rights generally, no Indemnitor has any defense or offset to any of its obligations under the Loan Documents, and no Indemnitor has any claim against Lender or any Affiliate of Lender; and

(e) Indemnitor has no defense or offset to the enforcement of this Agreement.

18.           (a) No delay on Lender’s part in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such right, power or privilege.

(b) Lender shall, at all times, be free to independently establish to its satisfaction and in its absolute discretion the existence or nonexistence of any fact or facts the existence or nonexistence of which is a condition of this Agreement.

19.           Each party hereto shall, within five (5) business days of receipt thereof, give written notice to the other party hereto of (i) any notice or advice from any governmental agency or any source whatsoever with respect to Hazardous Materials or Asbestos on, from or affecting any of the Properties, and (ii) any claim, suit or proceeding, whether administrative or judicial in nature (“Legal Action”), brought against such party or instituted with respect to any of the Properties, with respect to which Indemnitor may have liability under this Agreement. Such notice shall comply with the provisions of Paragraph 20 hereof.

20.           Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing and addressed to the respective party as set forth hereinabove. Notices shall be effective (i) three (3) days after the date such notice is mailed, (ii) on the next Business Day if sent by a nationally recognized overnight courier service, (iii) on the date of delivery by personal delivery and (iv) on the date of transmission if sent by telefax during business hours on a Business Day (otherwise on the next Business Day) (with receipt of confirmation). Any party may change the address at which it is to receive notices to another address in the United States at which business is conducted (and not a post office box or other similar receptacle), by giving notice of such change of address in accordance with the foregoing. This provision shall not invalidate or impose additional requirements for the delivery or effectiveness of any notice (i) given in accordance with applicable statutes or rules of court, or (ii) by service of process in accordance with applicable law. If there is any assignment or transfer of Lender’s interest in the Loan, then the new Lender may give notice to the parties in accordance with this Paragraph 20, specifying the addresses at which the new Lender shall receive notice, and they shall be entitled to notice at such address in accordance with this Paragraph 20.

21.          EACH INDEMNITOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK OR WITHIN THE COUNTY AND STATE IN WHICH ANY OF THE PROPERTIES IS LOCATED AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH INDEMNITOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ANY OF THE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE NOTE, SUCH OTHER LOAN DOCUMENTS OR SUCH OBLIGATION. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF LENDER TO BRING PROCEEDINGS AGAINST ANY INDEMNITOR IN THE COURTS OF ANY OTHER JURISDICTION.

22.           The terms of this Agreement are for the sole and exclusive protection and use of Lender. No party shall be a third-party beneficiary hereunder, and no provision hereof shall operate or inure to the use and benefit of any such third party.

23.           Capitalized terms used herein and not specifically defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement.

24.           This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

25.           This Agreement may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

26.           All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the terms “Borrower” and “Indemnitor” shall be deemed to refer to Borrower or Indemnitor, as the case may be, and each person or entity comprising Borrower or Indemnitor, as the case may be, from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of Borrower or Indemnitor, as the case may be, all of whom shall be bound by the provisions of this Agreement. Each reference herein to Lender shall be deemed to include its successors and assigns, to whose favor the provisions of this Agreement shall also inure.

27.           If Indemnitor consists of more than one person or entity, the obligations and liabilities of each such person or entity hereunder shall be joint and several.

28.           Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

29.          The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Lender has under the Note, the Loan Agreement, the Instrument, or the Other Security Documents or would otherwise have at law or in equity.

30.           If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

31.           This Agreement shall be governed and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America without regard to conflicts of law provisions.

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IN WITNESS WHEREOF, this Agreement has been executed by Indemnitor and is effective as of the day and year first above written.

BORROWER:

SCOTSDALE MI LLC, a Delaware limited liability company

By:	LVP Michigan Multifamily Portfolio LLC, a Delaware limited liability company, its sole Managing Member

By:	/s/ David Lichtenstein
Name:	David Lichtenstein
Title:	President

CARRIAGE PARK MI LLC, a Delaware limited liability company

By:	LVP Michigan Multifamily Portfolio LLC, a Delaware limited liability company, its sole Managing Member

By:	/s/ David Lichtenstein
Name:	David Lichtenstein
Title:	President

MACOMB MANOR MI LLC, a Delaware limited liability company

By:	LVP Michigan Multifamily Portfolio LLC, a Delaware limited liability company, its sole Managing Member

By:	/s/ David Lichtenstein
Name:	David Lichtenstein
Title:	President

CARRIAGE HILL MI LLC, a Delaware limited liability company

By:	LVP Michigan Multifamily Portfolio LLC, a Delaware limited liability company, its sole Managing Member

By:	/s/ David Lichtenstein
Name:	David Lichtenstein
Title:	President

PRINCIPAL:

LIGHTSTONE HOLDINGS LLC, a Delaware limited liability company

By:	/s/ David Lichtenstein

LENDER:

/s/ CITIGROUP GLOBAL MARKETS REALTY CORP., a New York corporation